Exhibit 5.1

[Letterhead of DLA Piper Rudnick Gray Cary US LLP]

June 22, 2005

CONSOL Energy, Inc.

CONSOL Plaza

1800 Washington Road

Pittsburgh, PA 15241-1421

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to CONSOL Energy, Inc., a Delaware corporation (the “Company”), in connection with the registration by CONSOL Energy Inc., of 2,600,000 shares of common stock, par value $.01 per share (the “Shares”), under the Securities Act of 1933, as amended (the “Securities Act”), on a Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the “Commission”) on June 22, 2005 to register the Shares for issuance under the Company’s CONSOL Energy Inc. Equity Incentive Plan as amended and restated (the “Incentive Plan”). This opinion is being provided at your request in connection with the filing of the Registration Statement.

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents: (a) the Registration Statement, together with the exhibits filed as part thereof or incorporated therein by reference including without limitation the Incentive Plan and the agreements and documents related thereto; (b) the Restated Certificate of Incorporation, as in effect on the date hereof, certified by the Secretary of State of the State of Delaware, and the Bylaws, as in effect on the date hereof, of the Company; (c) certified resolutions of the Board of Directors of the Company relating to the authorization of the filing of the Registration Statement and the Shares; and (d) such other instruments, agreements or documents as we have considered necessary to the rendering of the opinion expressed below.

In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties.

Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion and advise you that the Shares to be issued have been duly authorized and when issued, sold and paid for in the manner described in the Incentive Plan upon (a) the exercise of stock options, (b) the exercise of stock appreciation rights, (c) the granting of restricted stock and restricted stock units, (d) the granting of performance awards, or (e) the granting of other stock-based awards, will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of New York and the Delaware General Corporation Law.

The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. We consent to your filing this opinion as an exhibit to the Registration Statement, but in giving such consent do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                     Very truly yours,

/s/ DLA Piper Rudnick Gray Cary US LLP